Exhibit 10.3

EXTENSION AGREEMENT

This EXTENSION AGREEMENT (“Extension Agreement”), effective as of December 13, 2007, is by and between GOLDEN OVAL EGGS, LLC, a limited liability company organized under the laws of the State of Delaware, GOECA, LP, a Delaware limited partnership, and MIDWEST INVESTORS OF IOWA, COOPERATIVE, a cooperative organized under the laws of the State of Iowa (individually each a “Borrower” and collectively the “Borrowers”) the banks and other financial institutions or entities which are signatories hereto (individually each a “Lender” and collectively the “Lenders”), and COBANK, ACB, a federally charted instrumentality under the Farm Credit Act of 1971, as amended, one of the Lenders and as agent for the Lenders (in such capacity, the “Administrative Agent’’).

RECITALS

1.                                       The Lenders and the Borrowers entered into an Amended and Restated Credit Agreement dated as of June 30, 2006 (the “Credit Agreement”); and

2.                                       The Lenders and the Borrowers entered into a First Amendment to the Amended and Restated Credit Agreement dated as of April 30, 2007 (the “First Amendment”), and entered into a Second Amendment to the Amended and Restated Credit Agreement dated as of October 19, 2007 (the “Second Amendment); the Credit Agreement as amended by the First Amendment and Second Amendment all together may be referred to as the “Amended Credit Agreement”; and

3.                                       The Borrowers are working diligently with ING Capital LLC (“ING”) to obtain sufficient financing to repay all existing debt arising from or related to the Amended Credit Agreement, and have asked for certain accommodations from the Lenders in this regard. The Lenders are willing, upon the terms and conditions set forth herein, to extend various reporting and payment due dates set forth under the Amended Credit Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant end agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement, unless the context shall otherwise require.

Section 2. Impact of Extension on Borrowers’ Obligations. Unless specifically provided for otherwise in this Extension Agreement, this Extension Agreement does not replace or supplant the Amended Credit Agreement. Borrowers shall fully perform their obligations under the Amended Credit Agreement unless specifically modified herein.

Section 3. Preconditions to Extensions. The Lenders’ obligation to extend various performance dates under the Amended Credit Agreement shall be subject to the following conditions, all of which shall be considered preconditions and continuing until all matters have been completed:

A.                                         Execution of this Extension Agreement by Borrowers. This Extension Agreement shall not be effective until and unless it has been fully and properly executed by all parties hereto in multiple originals, electronic copies of which must be furnished to the Lenders on or before Thursday, December 13, 2007.

B.                                         Receipt of Binding Commitment Letter by December 14, 2007. On or before December 14, 2007, Borrowers must have received, and transmitted to Lenders, a binding commitment from ING (the “Commitment”) on substantially the same terms and conditions as set forth in the ING term sheet dated October 8, 2007, provided to Lenders on or about November 21, 2007, and attached hereto as Exhibit A. The terms of the ING transaction must include the repayment in full of all obligations to Lenders arising from or related to the Amended Credit Agreement, with said repayment occurring on or before February 29, 2008.

C.                                         Compliance with Amended Credit Agreement. Borrowers must be in compliance with all terms and conditions of the Amended Credit Agreement, except to the extent such performance has been specifically excused or modified in this Extension Agreement.

D.                                         Payment of Extension Fee. Upon execution of this Agreement, Borrowers shall pay to Lenders an extension fee of $21,280.

Section 4. Termination Date Extension – Short Term Revolving Note. The Termination Date as it applies to the Short Term Revolving Note shall be extended to March 1, 2008.

Section 5. Deferral of Principal Payments under Tranche A and B Loans. Principal payments due on January 20, 2008 and February 20, 2008 for any Tranche A Loan or Tranche B Loan shall be deferred until the Maturity Date of the applicable Tranche Loan.

Section 6. Other Extensions. The Amended Credit Agreement provides for certain financial benchmarks and ratios to be achieved by Borrowers beginning on December 15, 2007. Provided that the preconditions to extensions described in Section 3 herein and contingencies set forth herein are met as required, Lenders agree that the commencement date of December 15, 2007 for the Current Ratio, Working Capital, Leverage Ratio, and Fixed Charge Coverage Ratio,

and Net Worth shall be extended to March 1, 2008. The Minimum EBIDTA requirements shall not be affected by this Extension Agreement, nor shall the other reporting requirements contained in the Amended Credit Agreement.

Section 7. Waiver of filing default. The Lenders acknowledge that the Borrowers filed a two (2) week extension for the filing of their SEC 10K and for delivery, within 90 days, of their August 31, 2007 audit report. To the extent that requesting this extension creates a Default under the Amended Credit Agreement, Lenders waive said Default. Borrowers represent and warrant that the SEC has approved the extension request, and further represent and warrant that the Borrowers will make the SEC 10K filing by December 14, 2007.

Section 8. Additional Reporting Requirements. Borrowers shall participate in, on at least a bi-weekly basis, a conference call including the Lenders and such other bank group participants as shall elect to attend. Unless otherwise agreed, Borrowers shall be responsible for arranging said calls, and providing at least 24 hours notice to all possible participants.

In addition to the reporting requirements set forth in the Amended Credit Agreement, Borrower shall also provide such additional financial data and analysis as may be reasonably requested by Lenders, including but not limited to a weekly listing of all payments made by any Borrower. Said listing shall include the name of the payee, amount of payment, date of payment, and nature of payment (i.e. “trade creditor”, “employee”, “rent”).

Section 9. Termination of Extension Agreement. This Extension Agreement terminates without notice to Borrowers upon the occurrence of any of the following:

A.                                        Withdrawal of the Commitment by 1NG for any reason, or termination of the lending process prior to the consummation of the loan transaction set forth in the Commitment; or

B.                                          Termination of the lending process with ING by Borrowers, for any reason, including the unwillingness or inability of Borrowers to consummate the transaction set forth in the Commitment; or

C.                                          Failure of Borrowers to make the loan payments due to Lenders on December 20, 2007 on any Tranche A Loan or Tranche B Loan, or any other Default by Borrowers under the Amended Credit Agreement, as extended.

In the event that this Extension Agreement is terminated, all deadlines and performance dates shall be reinstated as set forth in the Amended Credit Agreement, and treated as though this Extension Agreement had never become effective.

Section 10. Representations, Warranties, Authority, No Adverse Claim.

10.1 Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Extension Agreement (a) all of the representations and warranties contained in the Amended Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Amended Credit Agreement, as extended and (b) there will exist no Default or Event of Default under the Amended Credit Agreement as extended on such date which has not been specifically waived by the Lenders.

10.2 Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into this Extension Agreement and has duly authorized as appropriate the execution and delivery of the Extension Agreement and other agreements and documents executed and delivered by such Borrower in connection herewith or therewith by proper company action, and nothing herein contravenes or constitutes a default under any agreement, instrument or indenture to which such Borrower is a party or a signatory or a provision of such Borrower’s articles of organization, bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Lenders. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of this Extension Agreement or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Administrative Agent. A true and correct copy of appropriate Certificates for each Borrower certifying as to incumbency and attaching the effective board resolutions authorizing the execution of this Extension Agreement shall be tendered upon execution of this Extension Agreement.

10.3 No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of any Lender with respect to the Obligations.

10.4 No Change in Entity Status. Each Borrower represents and warrants that it is a properly formed entity in good standing in its state of formation, with all requisite power and authority to conduct business in all states in which it conducts business. Each Borrower represents and warrants that the statements and representations made in its

Secretary’s Certificate effective October 19, 2007 (tendered in connection with the consummation of the Second Amendment) remain true and correct in all respects.

10.5 No Change in Organizational Documents or Officers. Each Borrower represents and warrants that there has been no change in the organizational and governing documents of the Borrower since the tender of the Secretary’s Certificate effective October 19, 2007, nor has there been a change in the officers of the Borrower since that time. Each Borrower represents and warrants that the person executing this Extension Agreement has been properly authorized and directed to do so, as set forth on the Exhibits hereto.

Section 11. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders and each Borrower acknowledge and affirm that the Credit Agreement, as previously amended and hereby extended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Amended Credit Agreement shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement shall refer to the Amended Credit Agreement as extended. Each Borrower confirms to the Administrative Agent and the Lenders that the Obligations are and continue to be secured by the security interests granted by the Borrowers in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Amended Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by each Borrower.

Section 12. Merger and Integration, Superseding Effect. This Extension Agreement, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes all prior oral and written agreements on the same subjects by and between the parties hereto, occurring after the execution of the Second Amendment, and has merged into this Extension Agreement. This Extension Agreement shall control with respect to the specific subjects herein.

Section 13. Severability. Whenever possible, each provision of this Extension Agreement and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Extension Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Extension Agreement or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 14. Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrowers agree to reimburse the Administrative Agent, upon request, for all reasonable out-of-pocket expenses (including attorney fees and legal expenses of Kalina, Wills, Gisvold, & Clark PLLP, counsel for the Administrative Agent) incurred in connection with the negotiation, preparation and execution of this Extension Agreement and all other documents negotiated, prepared and executed in connection therewith, and in enforcing the obligations of the Borrowers under this Extension Agreement, and to pay and save the Administrative Agent and Lenders harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Extension Agreement and exhibits, which obligations of the Borrowers shall survive any termination of the Amended Credit Agreement.

Section 15. Headings. The headings of various sections of this Extension Agreement have been inserted for reference only and shall not be deemed to be a part of this Extension Agreement.

Section 16. Counterparts. This Extension Agreement may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original.

Section 17. Governing Law. AT THE OPTION OF THE ADMINISTRATIVE AGENT, THIS AGREEMENT AND THE OTHER AMENDMENT DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR COLORADO STATE COURT SITTING IN CITY OR COUNTY OF DENVER; AND EACH BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNIDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 18. Waiver of Jury Trial. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement to be executed as of the date and year first above written.

GOLDEN OVAL EGGS, LLC,
as a Borrower and the Borrowers’ Agent

	By:	/s/ Thomas A. Powell
Thomas A. Powell, Chief Financial Officer

MIDWEST INVESTORS OF IOWA,
COOPERATIVE, as a Borrower

	By:	/s/ Thomas A. Powell
Thomas A. Powell, Chief Financial Officer

Address for the Borrowers	GOECA, LP, as a Borrower
For Purposes of Notice:	By its General Partner GOEMCA, Inc.
1800 Park Avenue East
Renville, MN 56284	By:	/s/ Thomas A. Powell
Fax: (320) 329-3276	Thomas A. Powell, Chief Financial Officer
Attention: Thomas A. Powell

COBANK, ACB, as a Lender and as the
Administrative Agent

By:	/s/ Ronald P. Seigley
Name:	Ronald P. Seigley
Title:	Vice President

Address for all notices:
5500 South Quebec Street
Greenwood Village, CO 80111
PO. Box 5110
Denver, CO 80217
Attention: Ron Seigley
Fax: (303) 740-4021

METROPOLITAN LIFE INSURANCE
COMPANY, as a Bank and Lender (as to the Short
Term Revolving Note)

By:	/s/ Steven D. Craig
Name:	STEVEN D. CRAIG
Title:	Director

Address for all notices:
4401 Westown Parkway, Suite 220
West Des Moines, IA 50266
Fax: (515) 223-0757
Attention: Tony Jennings